Exhibit 99.1

FOR IMMEDIATE RELEASE

KEYCORP CLOSES ACQUISITION OF FIRST NIAGARA FINANCIAL GROUP

Systems and client conversion expected during the fourth quarter of 2016

CLEVELAND, OH – July 29, 2016 – KeyCorp (NYSE: KEY) announced today that it has closed its acquisition of First Niagara Financial Group, Inc. (NASDAQ: FNFG) (“First Niagara”). Systems and client conversion is expected during the fourth quarter of 2016, subject to pending regulatory approval by the Office of the Comptroller of the Currency (“OCC”) for the merger of First Niagara Bank into KeyBank.

“Key and First Niagara are a powerful combination, driven by a shared commitment to the clients and communities we serve,” said Beth Mooney, KeyCorp CEO and Chair. “Our teams have worked hard over the past nine months to bring our two organizations together. As we begin to move forward, as one company, I am excited for the opportunities we have to accelerate our performance, drive growth and maximize long-term value for our clients, communities, employees, and shareholders.”

The acquisition, which was announced on October 30, 2015, will include the addition of approximately 300 branches in New York, Pennsylvania, Connecticut, and Massachusetts, giving Key more than 1,200 branches throughout its 15 state footprint. The merger will also add approximately $29 billion in deposits and total assets of $40 billion to KeyCorp, based on June 30, 2016, balances. KeyCorp received regulatory approval from the Federal Reserve for the acquisition on July 12, 2016.

Clients will continue to use their First Niagara accounts and other banking services until the fourth quarter, when accounts are expected to convert to KeyBank, subject to pending OCC regulatory approval. KeyBank will communicate directly to First Niagara clients about conversion plans and timing.

***

About KeyCorp

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $101.2 billion at June 30, 2016. Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association and will expand to 15 states and a network of more than 1,200 branches and more than 1,500 ATMs with the acquisition of First Niagara Bank. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name.

For more information, visit https://www.key.com/. KeyBank is Member FDIC.

# # #

Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at Key.com/newsroom.

For more information contact:

Investor Relations: Vernon Patterson, 216.689.0520, vernon_patterson@keybank.com

Investor Relations: Kelly Dillon, 216.689.3133, kelly_l_dillon@keybank.com

Media: Jack Sparks, 720.904.4554, jack_sparks@keybank.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.